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                                                            EXHIBIT 21.1
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                    Subsidiaries of the Registrant
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1.     Allegiant Bank, a Missouri state-chartered bank

2.     Allegiant Mortgage Company, a Missouri corporation

3.     Edge Mortgage Services, Inc., a Missouri corporation